UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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FRESH TRAFFIC GROUP INC.
(Name of Registrant as Specified in its Charter)

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FRESH TRAFFIC GROUP INC.
4960 S. Gilbert Road., Suite 1-111,
Chandler, AZ 85249

NOTICE OF STOCKHOLDER ACTION TO BE TAKEN
PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

Dear Fresh Traffic Group Inc. Stockholders:

This Information Statement is first being mailed on or about July 23, 2012  to the holders of record of the outstanding common stock, $0.001 par value per share (the “Common Stock”) of Fresh Traffic Group Inc., a Nevada corporation (the “Company”), as of the close of business on July 18, 2012  (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Information Statement relates to a written consent in lieu of a meeting, dated June 26, 2012 (the “Written Consent”), of stockholders of the Company owning at least a majority of the outstanding shares of Common Stock of the Company, as of the Record Date (the “Majority Stockholders”). Except as otherwise indicated by the context, references in this Information Statement to “the Company”, “we”, “us”, or “our” are references to Fresh Traffic Group Inc.

The Written Consent authorized
1.           an amendment to our Articles of Incorporation (the “Certificate of Amendment”) to change our name to “Synergetics, Inc.” A copy of the Certificate of Amendment is attached to this Information Statement as Appendix A; and
2.           an authorization to the Board of Directors to effect a reverse split of the Company’s common stock, par value $0.001 per share at an exchange ratio of one for seventy-five (the “Reverse Split”) and to file such amendments as may be required with the requisite regulatory bodies to effect the Reverse Split, so that every seventy-five outstanding shares of Common Stock before the Reverse Split shall represent one share of Common Stock after the Reverse Split (the “Reverse Split Amendment”).

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under Chapter 78 of the Nevada Revised Statutes and our Bylaws to approve the Certificate of Amendment.   Accordingly, the Certificate of Amendment is not presently being submitted to our other stockholders for a vote.   The action by Written Consent will become effective when the Company files the Certificate of Amendment with the Nevada Secretary of State, which will occur at least 20 days after the date of the mailing of this Information Statement to our stockholders.  We will pay the cost of preparing, printing and distributing this Information Statement.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors

/s/W. Scott Lawler .
W. Scott Lawler
Chief Executive Officer
July 23, 2012

FRESH TRAFFIC GROUP INC.
4960 S. Gilbert Road., Suite 1-111,
Chandler, AZ 85249

INFORMATION STATEMENT
PURSUANT TO SECTION 14(c)
OF THE SECURTIES EXCHANGE ACT OF 1934
AND RULE 14c-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

We are sending you this Information Statement solely for the purpose of informing our stockholders of record as of July 18, 2012 in the manner required under Regulation 14(c) of the Securities Exchange Act of 1934, as amended, of the actions taken by a majority of our stockholders by written consent in lieu of a special meeting.  No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement has been filed with the U.S. Securities and Exchange Commission (the (“Commission”) and is being furnished to the holders of the outstanding and voting shares of stock of Fresh Traffic Group Inc., a Nevada corporation (the “Company”, “we”, “our” or “us”).   The purpose of this Information Statement is to provide notice that a majority of our stockholders have executed written consents in lieu of a special meeting approving the following items:

1.           an amendment to our Articles of Incorporation (the “Certificate of Amendment”) to change our name to “Synergetics, Inc.” (the “Name Change”) A copy of the Certificate of Amendment is attached to this Information Statement as Appendix A; and

2.           an authorization to the Board of Directors to effect a reverse split of the Company’s common stock, par value $0.001 per share at an exchange ratio of one for seventy-five (the “Reverse Split”) and to file such amendments as may be required with the requisite regulatory bodies to effect the Reverse Split, so that every seventy-five outstanding shares of Common Stock before the Reverse Split shall represent one share of Common Stock after the Reverse Split (the “Reverse Split Amendment”).

The two above actions are herein after referred to collectively as (the “Amendments”).

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS

Under the Nevada Revised Statutes and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Amendment requires the affirmative vote or written consent of a majority of the voting power of the issued and outstanding shares of Common Stock. Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders. On the Record Date the Company had 36,000,000 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share. On June 26, 2012, our Board of Directors unanimously adopted resolutions approving the Amendments and recommended that our stockholders approve the Amendments substantially as set forth above. Our Board of Directors has determined that the change of our name to Synergetics, Inc. is in the best interest of our stockholders and will more accurately reflect, and allow us to engage in, our new business operations as described in our Current Report on Form 8-K filed on June 27, 2012, and any other acquisitions the Company may undertake in furthering its ongoing business. On the Record Date, the record holders of 18,500,965 shares of our Common Stock, constituting 51.39% of our issued and outstanding Common Stock, the sole class of our voting securities currently issued and outstanding, consented in writing to the Amendments. Accordingly, we have obtained all necessary corporate approvals in connection with the Amendments. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act. As the actions taken by the majority stockholders were by written consent, there will be no security holders meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders. We will, when permissible following the expiration of the 20 day period mandated by Rule 14c of the Exchange Act and the provisions of the Nevada Revised Statutes, file the Amendments with the Nevada Secretary of State’s Office. The Amendments will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

We are authorized to issue up to 675,000,000 shares of Common Stock, par value $0.001 per share.  As of June 26, 2012, we had issued a total of 36,000,000 shares of Common Stock.

 Each outstanding share of Common Stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Shareholders do not have preemptive rights to purchase shares in any future issuance of our Common Stock.

The holders of shares of our Common Stock are entitled to dividends out of funds legally available when and as declared by our board of directors.

Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. In the event of our liquidation, dissolution or winding up, holders of our Common Stock are entitled to receive, ratably, the net assets available to shareholders after payment of all creditors. As the close of business on the, we had a total of 36,000,000 shares of Common Stock outstanding.

DISSENTERS RIGHTS

Under Nevada law, holders of our Common Stock are not entitled to dissenters rights of appraisal with respect to the proposed amendment to our Articles of Incorporation and the adoption of the Amendments.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since July 1, 2011, being the commencement of our last financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our corporation;
2.	any proposed nominee for election as a director of our corporation; and
3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose the Amendments, as more particularly described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of June 26, 2012 by (i) each person known to us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors, (iii) each executive officer and each other executive officer set forth in the Execution Compensation section and (iv) all of our current officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 4960 S. Gilbert Road., Suite 1-111, Chandler, AZ 85249.

Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Common Stock	W.S. Lawler, President, Secretary, Treasurer and Director	-0- shares held	0%
Common Stock	Vicki Barlow #403, 3412 Parkdale Blvd NW Calgary AB, T2N 3T4	1,800,000 shares held directly	5%
Common Stock	Jeremy Booth 5566 Henderson Hwy RR #3 Winnipeg, MB, R3C 2E7	2,000,000 shares held directly	5.56%
Common Stock	Dmytro Hrytsenko PR Malrosvo 14, Cherkassy,18005 Ukraine	4,000,000 shares held directly	11.22%
Common Stock	Kim Lewis 5566 Henderson Hwy RR #3 Winnipeg, MB, R3C 2E7	2,000,000 shares held directly	5.56%
Common Stock	Ocean Exploration Ltd. Cor 12 Baymen Ave & Calle Al Mar Belize City, Belize	2,400,000 shares held directly	6.67%

(1)Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. All shares of common stock subject to options or warrants exercisable within 60 days of June 26, 2012 are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding beneficially owned for the purpose of computing the percentage ownership of any other person. Subject to the paragraph above, the percentage ownership of outstanding shares is based on 36,000,000 shares of common stock outstanding as of June 26, 2012.

The Company does not have any change of control or retirement arrangements with its executive officers.

ACTION NO. 1  NAME CHANGE
AMENDMENT TO OUR ARTICLES OF INCORPORATION

Our current Articles of Incorporation state that the name of the Company is Fresh Traffic Group Inc.  On June 26, 2012, our Board of Directors unanimously approved, subject to receiving the approval of the holders of a majority of our outstanding capital stock, an amendment to our Articles of Incorporation to change our name to Synergetics, Inc.  Shareholders holding a majority of 51.3% of our Common Stock approved the Name Change and Certificate of Amendment pursuant to a Written Consent in accordance with NRS 78-390 dated June 26, 2012. The substantive text of the proposed Amendment is attached hereto as Appendix A. The Amendment effecting the Name Change will become effective following filing with the Secretary of State of the State of Nevada, which will occur promptly following the 20th day after the mailing of this Information Statement to our stockholders of record as of the Record Date. The change of our name to Synergetics, Inc. is in the best interests of our stockholders and will more accurately reflect, and allow us to engage in, our new business operations as described in our Current Report on Form 8-K filed on June 27, 2012, and other business operations we may subsequently undertake or acquire.

ACTION NO. 2
AUTHORIZATION OF THE REVERSE STOCK SPLIT

General

On June 26, 2012, the Board of Directors authorized the Company to implement a reverse stock split (the “Reverse Split”) of the Company’s outstanding shares of Common Stock at a ratio of 1:75 and to file all required documents to the requisite regulatory authorities to implement the Reverse Split. On June 26, 2012, pursuant to NRS78-385 of the Nevada Revised Statutes, we received written consents approving the Reverse Split from the Majority Stockholders. Pursuant to the resolutions which were adopted, on the Effective Date or such date as may be determined by FINRA and the requisite regulatory authorities to be the Effective Date the number of issued and outstanding shares of Common Stock would be reduced by a ratio of one-for-seventy-five.

Effective Date of the Reverse Split

The Reverse Split will become effective upon the approval by FINRA of the Amendment or at such later time as indicated in such amendment (the “Effective Time” and “Effective Date”), but in no event prior to the end of the 20 day period following the date on which this Information Statement is mailed first to our stockholders.

Purpose and Background of the Reverse Split

The primary objective of the Reverse Split is to raise the per share trading price of our Common Stock. The Board of Directors believes that the Reverse Split would, among other things, better enable the Company to raise funds.

The Board of Directors believes that an increased stock price may encourage investor interest and improve the marketability of the Common Stock to a broader range of investors, and thus improve liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The Board of Directors believes that the anticipated higher market price resulting from the Reverse Split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in our Common Stock.   Once the Company implements the Reverse Split, there is no assurance that the market price for shares of the Common Stock after the Reverse Split will increase proportionally to the exchange ratio of the Reverse Split (or at all). There is no guarantee to stockholders that the price of shares will reach or sustain any price level in the future, and it is possible the proposed Reverse Split will have no lasting impact on the share price.

Material Effects of Reverse Split

The Reverse Split will affect all stockholders of the Company uniformly and will not affect any stockholder’s percentage ownership interests or proportionate voting power.

The principal effects of the Reverse Split will be that (i) the number of shares of Common Stock issued and outstanding will be reduced from 36,000,000 shares as of June 26, 2012 to 480,000 as of the Effective Date, without giving consideration to the round-up of fractional shares to be issued which may increase the number minimally.

The Reverse Split will not affect the par value of the Common Stock. As a result of the Reverse Split, on the Effective Date, the stated capital on our balance sheet attributable to the Common Stock will be reduced in proportion to the size of the Reverse Split, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. The Reverse Split will not change the terms of the Common Stock. After the Reverse Split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. The Common Stock issued pursuant to the reverse split will remain fully paid and non-assessable. The Reverse Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. Following the reverse split, the Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

The decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Split may decrease the liquidity in our Common Stock if the anticipated beneficial effects do not occur. In addition, the Reverse Split would result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Round Up of  Fractional Shares; Exchange of Stock Certificates

No fractional shares of our Common Stock will be issued in connection with the proposed Reverse Split. Holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the Reverse Split will receive a share rounded up to the next nearest share.   There will be no Exchange of Stock Certificates required.

Material U.S. Federal Income Tax Consequences of The Reverse Split

The following discussion is a summary of the U.S. federal income tax consequences to a stockholder who exchanges shares pursuant to the stock split. This discussion is for general information only and is not intended to be a complete description of all potential tax consequences to a particular stockholder.  Nor does it describe state, local or foreign tax consequences. Any written tax advice contained herein was not written or intended to be used (and cannot be used) by any taxpayer for the purpose of avoiding penalties that may be imposed under the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

This discussion is based on current provisions of the Code, Treasury regulations promulgated under the Code, Internal Revenue Service (“IRS”) rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively. We have not sought nor will we seek any rulings from the IRS with respect to the U.S. federal income tax consequences discussed below. The discussion below is not in any way binding on the IRS or the courts or in any way constitutes an assurance that the U.S. federal income tax consequences discussed herein will be accepted by the IRS or the courts.

We will not recognize any gain or loss for tax purposes as a result of the stock split. Furthermore, the stock split will not result in the recognition of gain or loss to our common stockholders. The holding period for the shares of common stock each stockholder receives will include the holding period of the shares exchanged in the stock split. The aggregate adjusted basis of the new shares of common stock will be equal to the aggregate adjusted basis of the old shares exchanged in the stock split.

Shareholders should consult their own tax advisors to know their individual federal, state, local and foreign tax consequences.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SECs Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site, www.sec.gov that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

Dated: July 23, 2012
By Order of the Board of Directors

/s/ W. S. Lawler
W. S. Lawler, Chief Executive Officer

APPENDICES
Appendix A- Certificate of Amendment

APPENDIX A

ROSS MILLER
Secretary of State
204 N. Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov
CERTIFICATE OF AMENDMENT
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY – DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICR USE ONLY
1.Name of Corporation:
Fresh Traffic Group Inc.
2. The articles have been amended as follows: (provide article numbers, if available)
1.Name of Corporation Synergistics, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:
51.3%

4. Effective date and time of filing: (optional) DATE: TIME:

5. Signature: (required)

X
Signature of Officer

•
If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in additiona to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit – After
Revised: 8-31-11